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                                                                   Exhibit 10.37


                            STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT, dated as of June 30, 1994 (this "Agreement"), is made by and among Steel Dynamics Holdings, Inc., an Indiana corporation (the "Company"), and the Persons set forth on the "Schedule of Purchasers" attached hereto (hereinafter referred to collectively as the "Purchasers" and individually as a "Purchaser"). The Purchasers will purchase, severally and not jointly, the number of shares listed on the Schedule of Purchasers attached hereto. Except as otherwise indicated, capitalized terms used herein are defined in Section 9 hereof.

        The parties hereto agree as follows:

        Section 1. Authorization and Closing.

        1A. Authorization of Common Stock. The Company will authorize the issuance and sale to the Purchasers at the Closing of an aggregate of 820,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common").

        1B.   Purchase and Sale of Class A Common.  At the Closing, the Company
will sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser will purchase from the Company, the number of shares of Class A Common set forth opposite such Purchaser's name on the Schedule of Purchasers under the caption "Shares to be Purchased" at the purchase price per share set forth opposite such Purchaser's name on the Schedule of Purchasers under the caption "Share Purchase Price." Each Purchaser will pay the portion of the aggregate purchase price for the shares to be purchased by such Purchaser met forth opposite such Purchaser's name on the Schedule of Purchasers under the caption "Purchase Price to be Paid at Closing," and the remainder of the purchase price for such shares in the amounts set forth opposite such Purchaser's name on the Schedule of Purchasers under the caption "Remaining Purchase Price" shall be paid pursuant to Section 2 hereof. The sale to and purchase by each Purchaser of the Class A Common hereunder will constitute a separate sale and purchase.

        1C. Capital Contributions of Certain Purchasers. At the Closing, certain of the Purchasers shall make contributions to the capital of the Company in the aggregate amounts set forth opposite such Purchasers' names on the Schedule of Purchasers under the caption "Capital Contributions to be Made at Closing," and shall make additional capital contributions in the aggregate amounts set forth opposite such Purchasers' names on the Schedule of Purchasers under the caption "Capital Contributions to be Made Following Closing" pursuant to Section 2 hereof.

        1D. The Closing and Payments. The closing of the separate sales and purchases of the Class A Common and the payments therefor and the other contributions required to be made (the "Closing") pursuant to the foregoing provisions of this Section 1 will take place at the offices of Reed, Smith, Shaw &

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McClay, Pittsburgh, Pennsylvania, at 10:00 a.m. on June 30, 1994, (or
as soon thereafter as all conditions contained in Section 3 hereof have been satisfied) or at such other place or on such other date as may be mutually agreeable to the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser, subject to the provisions of the Escrow Agreement (as hereinafter defined), a certificate or certificates evidencing the number of shares of Class A Common to be purchased by such Purchaser, registered in the name of such Purchaser, against the payments and/or contributions to be made at Closing, by wire transfer of immediately available funds to a bank account designated by the Company.

        1E. Failure To Make Payments at Closing. In the event that Heavy Metal, Keylock or Mazelina fails to make the payments or contributions to be made by such Purchaser at Closing (a "Forfeiting Purchaser"), (i) the Company shall redeem all of the then outstanding shares of common Stock of the Company owned immediately prior to the scheduled date of the Closing by such Forfeiting Purchaser and all Affiliates of such Forfeiting Purchaser for an aggregate price of $1.00, by the payment to such Forfeiting Purchaser and Affiliates, as applicable, of an aggregate of $1.00, (ii) all indebtedness owing as of such time by the Company to such Forfeiting Purchaser or any Affiliate thereof shall be automatically forgiven and cancelled, all promissory notes or other evidences thereof shall be delivered to the Company marked "Cancelled" and the holder thereof shall have no further claim with respect to such indebtedness and (iii) upon such redemption, (A) if the Forfeiting Purchaser is Keylock, any agreement with an Affiliate of Keylock shall be terminated, and (B) if the Forfeiting Purchaser is Heavy Metal, the OmniSource Agreement shall be terminated. Holders of shares of Class A Common to be redeemed pursuant to such redemption shall cease to be shareholders with respect to such shares upon tender of payment therefor, and shall have, from and after such time, no interest in or claim against the Company with respect to such shares, except only to receive payment, without interest, from the Company of the aggregate redemption price. Nothing in this paragraph shall be deemed to release Heavy Metal, Mazelina, Keylock or any of their respective Affiliates from any obligation or liability with respect to their guaranties of certain obligations under the Employment Agreements.

        Section 2.  Additional Payments and Contributions After Closing.

        2A.     Remaining Purchase Price; Additional Capital Contributions.
Each Purchaser hereby severally, absolutely and unconditionally agrees to pay to the Company the remainder of the purchase price for the shares purchased by such Purchaser (in the amount set forth opposite such Purchaser's name on the Schedule of Purchasers under the caption "Remaining Purchase Price") and to make the additional capital contributions described in Section



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1 hereof to be made after Closing (in the amount set forth opposite such
Purchaser's name under the caption "Capital Contribution to be Made Following Closing") (such remaining purchase price and additional capital contributions, in the aggregate with respect to each Purchaser, such Purchaser's "Additional Commitment") pursuant to this Section 2A; provided, that with respect to any Purchaser the Additional Commitment of which includes additional capital contributions, all payments in respect of such Additional Commitment made by such Purchaser shall be deemed to be payments of such additional capital contributions until such Purchaser shall have made or be deemed to have made capital contributions to the Company in the aggregate amount required to be made pursuant to Sections 1 and 2 hereof. Each Purchaser shall make payments to the Company in respect of such Purchaser's Additional Commitment within twenty days of the delivery of written notice by the Company to such Purchaser specifying the portion of such Purchaser's Additional Commitment to be paid to the Company (each such notice, a "Capital Call Notice"), by wire transfer of immediately available funds to a bank account designated by the Company. The Company may deliver, from time to time, one or more Capital Call Notices to each Purchaser; provided, however, that (i) Capital Call Notices shall be issued by the Company pro rata to all Purchasers, and (ii) the initial Capital Call Notice shall not be delivered prior to July 1, 1994.

        2B.     Failure to Make Payments on Additional Commitment.  In the
event a Purchaser fails to make a payment in respect of such Purchaser's Additional Commitment pursuant to and in accordance with Section 2A (a "Defaulting Purchaser"), there shall be automatically cancelled the number of shares of Class A Common owned by such Defaulting Purchaser which is equal to such Defaulting Purchaser's then applicable Default Number (the "Default Shares"), upon delivery by the Company of written notice to such Defaulting Purchaser specifying the number of Default Shares, within five days following the expiration of the twenty-day period referred to in Section 2A (such notice, the "Cancellation Notice"). Upon delivery of the Cancellation Notice, the Default Shares shall no longer be deemed to be issued or outstanding, and holders of Default Shares cancelled pursuant to this Section 2B shall cease to be shareholders with respect to such Default Shares upon delivery of the Cancellation Notice and shall have, from and after such time, no interest in or claim against the Company with respect to such shares. Notwithstanding the foregoing provisions of this Section 2B, this Section 2B shall not apply (i) with respect to Keylock, to the extent that Keylock has made aggregate payments in respect of its Additional Commitment of at least $3,015,000 (the "Keylock Threshold Commitment") and (ii) with respect to Mazelina, to the extent that Mazelina has made aggregate payments in respect of its Additional Commitment of at least $2,985,000 (the "Mazelina Threshold Commitment").





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Following the cancellation of Default Shares pursuant to this Section 2B, the
Company shall deliver written notice (the "Default Notice") to each Purchaser who has not so failed to make the required payment pursuant to a Capital Call Notice (each, a "Non-defaulting Purchaser") specifying the number of Default Shares and the Default Share Purchase Price. Such Default Notice shall constitute an offer by the Company to sell to such Non-defaulting Purchaser a number of shares of Class A Common (the "New Shares") up to such Non-defaulting Purchaser's Pro Rata Share (as defined below) of such New Shares for a purchase price equal to the Default Share Purchase Price. If any Non-defaulting Purchaser elects to accept such offer, such Non-defaulting Purchaser shall deliver written notice of such acceptance to the Company as soon as practicable but in any event within five days after delivery by the Company of the Default Notice. Any New Shares not elected to be purchased by the Non-defaulting Purchasers by the end of such five-day period shall be reoffered for an additional ten-day period on a pro rata basis to the Non-defaulting Purchasers who have elected to purchase their Pro Rata Share of the New Shares. Each Non-defaulting Purchaser's "Pro Rata Share" shall be equal to the product of
(A) the number of New Shares remaining to be purchased and (B) a fraction, (1) the numerator of which is the number of shares of Class A Common held by the Non-defaulting Purchaser and (2) the denominator of which is the aggregate number of shares of Class A Common held by all Non-defaulting Keylock Purchasers.

        2C.     Cancellation of Certain Keylock Shares.  In the event and to the extent that Keylock fails to make payments pursuant to Section 2A in respect of its Additional Commitment in excess of the Keylock Threshold Commitment, there shall be automatically cancelled the number of shares of Class A Common owned by Keylock which is equal to a fraction, (i) the numerator of which is the amount of such Additional Commitment which Keylock fails to pay, and (ii) the denominator of which is $89.55 (the "Keylock Default Shares"), by delivery by the Company of written notice to Keylock specifying the number of Keylock Default Shares, within five days following the expiration of the twenty-day period referred to in Section 2A (such notice, the "Keylock Cancellation Notice"). Upon delivery of the Keylock Cancellation Notice, the Keylock Default Shares shall no longer be deemed to be issued or outstanding, and Keylock shall cease to be a shareholder with respect to such Keylock Default Shares upon delivery of the Keylock Cancellation Notice and shall have, from and after such time, no interest in or claim against the Company with respect to such shares.

The Company shall deliver to Heavy Metal a copy of the Keylock Cancellation Notice. Heavy Metal shall purchase from the Company the number of Class A Common equal to the number of the Keylock Default Shares, for a purchase price of $89.55 per share, within 15 days following delivery to Heavy Metal of such notice. In the event Heavy Metal fails to purchase the Keylock Default Shares,




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there shall be automatically cancelled the number of shares of Class A Common owned by Heavy Metal equal to the number of shares of Class A Common which Heavy Metal failed to purchase pursuant to the foregoing sentence (the "Heavy Metal Keylock Default Shares"), by delivery by the Company of written notice to Heavy Metal specifying the number of Heavy Metal Keylock Default Shares, within five days following the expiration of the seven-day period referred to in the preceding paragraph (such notice, the "Heavy Metal Keylock Cancellation Notice"). Heavy Metal shall cease to be a shareholder with respect to such Heavy Metal Keylock Default Shares upon delivery of the Heavy Metal Keylock Cancellation Notice and shall have, from and after such time, no interest in or claim against the Company with respect to such shares.

Following the cancellation of Heavy Metal Keylock Default Shares by the Company pursuant to this Section 2C, the Company shall deliver written notice (the "Keylock Default Notice") to all Purchasers other than Keylock and Heavy Metal (each, a "Non-defaulting Keylock Purchaser") specifying the number of Class A Common equal to the sum of the number of Keylock Default Shares and the number of Heavy Metal Keylock Default Shares (collectively, the "Aggregate Keylock Default Shares"). Such Keylock Default Notice shall constitute an offer by the Company to sell to such Non-Defaulting Keylock Purchaser a number of Aggregate Keylock Default Shares up to such Non-defaulting Keylock Purchaser's Proportionate Share (as defined below) of such Aggregate Keylock Default Shares for a purchase price of $44.78 per share. If any Non-defaulting Keylock Purchaser elects to accept such offer, such Non-defaulting Purchaser shall deliver written notice of such election to the Company as soon as practicable but in any event within five days after delivery by the Company of the Keylock Default Notice. Any Aggregate Keylock Default Shares not elected to be purchased by the Non-defaulting Keylock Purchasers by the end of such five-day period shall be reoffered for an additional ten-day period on a pro rata basis to the Non-defaulting Keylock Purchasers who have elected to purchase their Proportionate Share of the Aggregate Keylock Default Shares. Each Non-defaulting Keylock Purchaser's "Proportionate Share" shall be equal to the product of (A) the number of Aggregate Keylock Default Shares and (B) a fraction, (1) the numerator of which is the number of shares of Class A Common held by the Non-defaulting Keylock Purchaser and (2) the denominator of which is the aggregate number of shares of Class A Common held by all Non-defaulting Keylock Purchasers.

        2D.     Cancellation of Certain Mazelina Shares.  In the event and to the extent that Mazelina fails to make payments pursuant to Section 2A in respect of its Additional Commitment in excess of the Mazelina Threshold Commitment, there shall be automatically cancelled the number of shares of Class A Common owned by Mazelina which is equal to a fraction, (i) the numerator of which is the amount of such Additional Commitment which




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Mazelina fails to pay, and (ii) the denominator of which is $89.55 (the
"Mazelina Default Shares"), by delivery by the Company of written notice to Mazelina specifying the number of Mazelina Default Shares, within five days following the expiration of the twenty-day period referred to in Section 2A (such notice, the "Mazelina Cancellation Notice"). Upon delivery of the Mazelina Cancellation Notice, the Mazelina Default Shares shall no longer be deemed to be issued or outstanding, and Mazelina shall cease to be a shareholder with respect to such Mazelina Default Shares upon delivery of the Mazelina Cancellation Notice and shall have, from and after such time, no interest in or claim against the Company with respect to such shares.

The Company shall deliver to Heavy Metal a copy of the Mazelina Cancellation Notice. Heavy Metal shall purchase from the Company the number of Class A Common equal to the number of the Mazelina Default Shares, for a purchase price of $89.55 per share, within 15 day. following delivery to Heavy Metal of such notice. In the event Heavy Metal fails to purchase the Mazelina Default Shares, there shall be automatically cancelled the number of shares of Class A Common owned by Heavy Metal equal to the number of shares of Class A Common which Heavy Metal failed to purchase pursuant to the foregoing sentence (the "Heavy Metal Mazelina Default "Shares"), by delivery by the Company of written notice to Heavy Metal specifying the number of Heavy Metal Mazelina Default Shares, within five days following the expiration of the seven-day period referred to in the preceding paragraph (such notice, the "Heavy Metal Mazelina Cancellation Notice"). Heavy Metal shall cease to be a shareholder with respect to such Heavy Metal Mazelina Default Shares upon delivery of the Heavy Metal Mazelina Cancellation Notice and shall have, from and after such time, no interest in or claim against the Company with respect to such shares.

Following the cancellation of Heavy Metal Mazelina Default Shares by the Company pursuant to this Section 2D, the Company shall deliver written notice (the "Mazelina Default Notice") to all Purchasers other than Mazelina and Heavy Metal (each, a "Non-defaulting Mazelina Purchaser") specifying the number of Class A Common equal to the sum of the number of Mazelina Default Shares and the number of Heavy Metal Mazelina Default Shares (collectively, the "Aggregate Mazelina Default Shares"). Such Mazelina Default Notice shall constitute an offer by the Company to sell to such Non-Defaulting Mazelina Purchaser a number of Aggregate Mazelina Default Shares up to such Non-defaulting Mazelina Purchaser's Proportionate Share (as defined below) of such Aggregate Mazelina Default Shares for a purchase price of $44.78 per share. If any Non-defaulting Mazelina Purchaser elects to accept such offer, such Non-defaulting Purchaser shall deliver written notice of such election to the Company as soon as practicable but in any event within five days after delivery by the Company of the Mazelina Default Notice. Any Aggregate



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Mazelina Default Shares not elected to be purchased by the Non-defaulting
Mazelina Purchasers by the end of such five-day period shall be reoffered for an additional ten-day period on a pro rata basis to the Non-defaulting Mazelina Purchasers who have elected to purchase their Proportionate Share of the Aggregate Mazelina Default Shares. Each Non-defaulting Mazelina Purchaser's "Proportionate Share" shall be equal to the product of (A) the number of Aggregate Mazelina Default Shares and (B) a fraction, (1) the numerator of which is the number of shares of Class A Common held by the Non-defaulting Mazelina Purchaser and (2) the denominator of which is the aggregate number of shares of Class A Common held by all Non-defaulting Mazelina Purchasers.

        2E.     Escrow Arrangements.  Pursuant to the terms of the Escrow
Agreement, the certificates representing all Class A Common purchased by the Purchasers pursuant hereto or otherwise owned by the parties hereto have been deposited with the escrow agent thereunder to be held pursuant to the terms thereof. Each such certificate shall be held in escrow by such escrow agent until such time as the shares represented by such certificate have been cancelled (at which time such certificates shall be delivered to the Company) or are no longer subject to being cancelled by the Company pursuant to Sections 2B or 2C hereof (at which time such certificates shall be delivered to the Purchaser which deposited such certificates into escrow). At such time as any party hereto determines that any such shares are no longer so subject, such party may deliver to the Company a certificate setting forth the justification for such party's position. If, and only if, the Company concurs with such party's position as outlined in such certificate, the Company shall instruct the escrow agent to release such certificates to the party entitled thereto.

        Section 3. Conditions of Each Purchaser's Obligations at the Closing. The obligation of each Purchaser at the Closing (i) to deliver the consideration required to be delivered at the Closing for the Class A Common to be purchased by such Purchaser and/or (ii) to make capital contributions required to be made at the Closing is subject to the satisfaction as of the Closing of the following conditions:

        3A.     Representations and Warranties; Covenants.  The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

        3B.     Amendment of Certificate of Incorporation.  The Company's
Articles of Incorporation shall have been amended and restated so that they are in the form set forth in Exhibit C




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hereto (as so amended, the "Articles of Incorporation"), shall be in full force and effect under the laws of Indiana as of the Closing as so amended and shall not have been further amended or modified.

        3C.     Amendment of the Company's By-Laws.  The Company's By-Laws
shall have been duly amended and restated in form and substance as set forth in Exhibit D hereto (as so amended, the "By-Laws"), the By-Laws shall be in full force and effect as of the Closing as so amended and shall not have been further amended or modified.

        3D.     Registration Agreement.  The Company, the Purchasers, the
Management Stockholders and the Warrant Holders shall have entered into a registration agreement in substantially the form and in substance as set forth in Exhibit E attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

        3E.     Stockholders Agreement.  The Company, the Purchasers, the
Management Stockholders and the Warrant Holders shall have entered into an agreement in substantially the form and in substance set forth in Exhibit F attached hereto (the "Stockholders Agreement"), and the Stockholders Agreement shall be in full force and effect as of the Closing.

        3F.     Bank Agreement.  The Operating Company and a syndicate of
lenders (the "Lenders") shall have entered into definitive agreements and related documentation (collectively, the "Bank Agreement") providing for loans to the Company of not less than $215 million in order to finance the Project and the Operating Company's working capital needs in form and substance reasonably satisfactory to such Purchaser, and the Bank Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        3G.     Subordinated Loan Agreement.  The Company, the Operating
Company, the Sales Subsidiary and certain investors (the "Subordinated Lenders") shall have entered into a definitive subordinated note and warrant purchase agreement and related documentation (collectively, the "Subordinated Loan Agreement") providing for subordinated loans to the Company or the Operating Company of not less than $50 million in form and substance reasonably satisfactory to such Purchaser, and the Subordinated Loan Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        3H.     Real Estate Closing.  Except as described in Item 2 on Schedule
3.28 to the Bank Agreement, the purchase of the Butler, Indiana real estate will have closed and the Operating Company will own a fee simple interest in such real estate, subject to no claims, charges or encumbrances other than Permitted Liens (as defined in the Bank Agreement).



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        3I.     State and Municipal Financing.  The Operating Company and
certain governmental authorities and public utilities shall have entered into one or more memoranda of understanding (collectively, the "Government Financing Package") providing for the provision of certain state and municipal utility grants and loans to the Company or the Operating Company in the aggregate amount of not less than $35 million in form and substance reasonably satisfactory to such Purchaser, and the Government Financing Package shall be in full force and effect as of the Closing and shall not have been amended or modified.

        3J.     Construction and Equipment Contracts.  The Company or the
Operating Company shall have entered into each of the contracts listed on
Schedule 3J attached hereto (collectively, the "Construction Contracts"), providing for the construction of the Project and the acquisition of equipment to be used therein, each in form and substance reasonably satisfactory to such Purchaser, and each of the Construction Contracts shall be in full force and effect as of the Closing and shall not have been amended or modified.

        3K.     Purchase and Sale of Class A Common.  On or prior to the date of this Agreement, the Company, the Operating Company or one of their respective predecessors shall have received at least $51,000 in cash or other proceeds from the issuance and sale to the Management Stockholders of common stock.

        3L.     Employment Agreements.  The Company shall have entered into employment agreements with each of Keith E. Busse, Mark D. Millett and Richard
P. Teets, Jr., in form and substance set forth in Exhibits H-1, H-2 and H-3 attached hereto (the "Employment Agreements"), and the Employment Agreements shall be in full force and effect as of the Closing.

        3M.     Steel Purchasing Agreement.  The Company or the Operating
Company and Heidtman Steel Products, Inc. ("Heidtman") shall have entered into a Purchasing Agreement in form and substance set forth in Exhibit I attached hereto (the "Heidtman Agreement"), the Heidtman Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        3N.     Scrap Supply Agreement.  The Company or the Operating Company
and OmniSource Corporation shall have entered into an Agreement to Provide Scrap Purchasing Services and Certain Priority Purchase Rights in form and substance set forth in Exhibit J attached hereto (the "OmniSource Agreement"), the OmniSource Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.





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        3O.     Sale of Class A Common to Each Purchaser.  The Company shall have sold to each other Purchaser the Class A Common to be purchased by such other Purchaser hereunder at Closing and shall have received therefor in full the amounts required to be paid at Closing as set forth in Section 1B and the capital contribution required to be made at Closing as set forth in Section 1C.

        3P.     Securities Law Compliance.  The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance and sale of the Class A Common at the Closing and required to be made prior to or concurrently with such issuance and sale, pursuant to this Agreement and otherwise, in each case in compliance with such laws.

        3Q.     No Litigation, Proceedings.  There shall be no action, suit, or proceeding threatened, instituted or pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction (other than those set forth on the attached Litigation Schedule) wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would
(A) prevent or enjoin the consummation of any or the transactions contemplated by this Agreement (including, without limitation, the purchase or Class A Common by the Purchasers and the consummation of the debt financing contemplated by the Bank Agreement, the Subordinated Loan Agreement, the SMS Contingency Facility and the Government Financing Package), (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Company to own, operate, or control the Project (and on such judgment, order, decree, stipulation, injunction, or charge shall be in effect).

       3R.      Governmental Filings, Consents and Approvals.  All federal, state and local governmental filings, consents and approvals necessary for the consummation of the transactions contemplated by this Agreement (other than those required for the physical construction, permitting and operation of the Project) shall have been made or obtained.

       3S.      Opinion of the Company's Counsel.  The Purchasers shall have received from counsel for the Company an opinion substantially in the form set forth on Exhibit K attached hereto, which shall be addressed to the Purchasers, dated the date of the Closing.

       3T.      Closing Documents.  The Company shall have delivered to the
Purchasers all of the following documents:

                (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Sections 3A through 3S, inclusive (except to the extent of


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
     matters required to be satisfactory to the Purchasers), have been fully satisfied;

             (ii) certified copies of (a) the resolutions duly adopted by the board of directors of the Company or the Operating Company, as appropriate, authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement, the Employment Agreements, the Bank Agreement, the Subordinated Loan
     Agreement, the Heidtman Agreement, the omnisource Agreement, the SMS Contingency Facility, the Government Financing Package, the Construction Contracts and each of the other agreements contemplated hereby to which each of the Company and the Operating Company is a party, the filing of the amendment to the Articles of Incorporation referred to in Section 3B, the amendment to the Company's By-Laws referred to in Section 3C, the issuance and sale of the Class A Common and the consummation of all other transactions contemplated by this Agreement, and (b) the resolutions duly adopted by the Company's shareholders adopting the amendment to the Articles of Incorporation referred to in Section 3B;

             (iii) certified copies of the Certificate of Incorporation and the By-Laws, each as in effect at the Closing;

              (iv) certified copies of the Bank Agreement, the Subordinated Loan Agreement, the Government Financing Package and the Construction Contracts, each as in effect at the Closing;

               (v) a certificate as to the incumbency of the officers of the Company executing this Agreement and the other agreements contemplated hereby on behalf of the Company;

              (vi) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder to the extent required to be obtained or filed prior to Closing (other than those required in connection with the physical construction, permitting and operation of the Project); and

             (vii) such other documents relating to the transactions contemplated by this Agreement as any Purchaser or their special counsel may reasonably request.

        3U.     Proceedings.  All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers.

        3V.     Guarantys.  The Company shall have received the duly executed
Keylock Guaranty, the duly executed Mazelina Guaranty and the duly executed Heavy Metal Guaranty in form and substance satisfactory to the Purchasers.

        3W.     Escrow Agreement.  The Purchasers and the Company shall have entered into the Escrow Agreement in form and substance as set forth in Exhibit L hereto.

        3X.     Fee Letter.  The Company and certain of the Purchasers shall have entered into a letter agreement, in form and substance satisfactory to such Purchasers, pursuant to which the Company shall agree to pay to such Purchasers a fee in connection with structuring the debt financing for the Company and the Operating Company.

        3Y.     Waiver.  Any condition specified in this Section 3 may be
waived if consented to in writing by each Purchaser.

        Section 4. Restrictions on Transfers.

        4A.     Restrictions.  Each of the Purchasers severally agrees that
Restricted Securities are only transferable pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rules then in force) if such rules are available, and (iii) subject to the conditions specified in Section 4B below, any other legally available means of transfer pursuant to the Securities Act.

        4B.     Procedure for Transfer.  In connection with the transfer of any
Restricted Securities (other than a transfer referred to in clauses (i) or (ii) of Section 4A above), the holder thereof will deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction} is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of such Restricted Securities delivers to the Company an opinion of such counsel reasonably satisfactory to the Company that no subsequent transfer of such Restricted Securities by such holder will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act Legend set forth in Section 6(b) of the Stockholders Agreement. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof will not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 4 and
Section 6A.

        4C.     Transferees.  Upon request of any Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees all information required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

        4D.     Legend Removal.  If any Restricted Securities become eligible for sale pursuant to Rule 144 (k), the Company will promptly upon the request of the holder of such Restricted Securities deliver new certificates for such Restricted Securities which do not bear the Securities Act Legend set forth in
Section 5(b) of the Stockholders Agreement.

        Section 5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers that as of the Closing:

        5A.     Organization, etc.  Each of the Company, the Sales Subsidiary
and the Operating Company is a corporation duly organized and validly existing under the laws of the State of Indiana and, at the Closing, will be qualified to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations, business or prospects of the Company, the Sales Subsidiary and the Operating Company, as applicable. At the Closing, each of the Company, the Sales Subsidiary and the Operating Company will possess all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its respective businesses as now conducted and presently proposed to be conducted (other than licenses, permits and authorizations required for the physical construction, permitting and operation of the Project) and to carry out the transactions contemplated by this Agreement required to be carried out by it.

        5B.     Capital Stock and Related Matters.

        (i) As of the Closing, (a) the authorized capital stock of the Company will consist of 10,000,000 shares of Class A Common and 500,000 shares of Class B Common, and (b) the Company will have issued, and there will be outstanding, 990,000 shares of Class A Common. As of the Closing, (k) the authorized capital stock of the Sales Subsidiary will consist of 10,000 shares of Class A Common Stock, par value $.01 per share, and (1) the Sales Subsidiary will have issued, and there will be outstanding, 100 such shares. As of the Closing, (x) the authorized capital stock of the Operating Company will consist of 10,000 shares of Class A Common Stock, par value $.01 per share, and (y) the Operating Company will have issued, and there will be outstanding, 100 such shares.

        (ii) Except as set forth on the "Capitalization Schedule" attached hereto, as of the Closing, none of the Company, the Sales Subsidiary and the Operating Company will have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, or have outstanding any rights or options to subscribe for or to purchase any capital stock or any stock or securities convertible into or exchangeable for any capital stock. The Capitalization Schedule accurately sets forth the following information as of the Closing with respect to all outstanding options and rights to acquire the capital stock of the Company, the Sales Subsidiary and the Operating
Company: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, except as contemplated by this Agreement, none of the Company, the Sales Subsidiary and the Operating Company will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock or to make any payment in respect of any of the foregoing, except pursuant hereto, pursuant to the Stockholders Agreement or as set forth on the Capitalization Schedule or in the Articles of Incorporation.

        (iii) As of the Closing, (A) the outstanding Class A Common of the Company will be held exclusively by the Purchasers and by the Management Stockholders in the amounts set forth on the Capitalization Schedule, the outstanding common stock of the Sales Subsidiary will be held exclusively by the Company and the outstanding common stock of the Operating Company will be held exclusively by the Sales Subsidiary, and (B) other than the matters disclosed on the Capitalization Schedule, none of the Company, the Sales Subsidiary and the Operating Company will have any commitment to issue shares of its capital stock, or any rights or Options to subscribe for or purchase any capital stock. As of the Closing, all of the outstanding shares of the Company's, the Sales Subsidiary's and the Operating Company's capital stock will have been duly authorized, and upon payment of the purchase price therefor will be validly issued, fully paid and nonassessable.

        (iv) There are no statutory or contractual shareholder preemptive rights or rights of refusal with respect to the issuance of the Class A Common hereunder. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Class A Common hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's shareholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Stockholders Agreement and the Registration Agreement.

        5C.     Subsidiaries; Investments.  The Company does not have any
Subsidiaries other than the Sales Subsidiary and the Operating Company and the Company does not Own or hold the right to acquire any shares of stock or any other security or interest in any other Person.

        5D.     Authorization; No Breach.  The execution, delivery and
performance of this Agreement, the Registration Agreement, the Stockholders Agreement, the Escrow Agreement and all other agreements and transactions contemplated hereby and thereby to which the Company is a party, and the amendment to the Company's Articles of Incorporation and By-Laws have been duly authorized by the Company. This Agreement, the Registration Agreement, the Stockholders Agreement, the Escrow Agreement and all of the other agreements contemplated hereby and thereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as any of them may be affected by laws relating generally to the enforcement of creditors' rights and general principles of equity. The execution and delivery by the Company of this Agreement, the Registration Agreement, the Stockholders Agreement, the Escrow Agreement and all other agreements and instruments contemplated hereby to be executed by the Company, the filing of the Articles of Incorporation with the Secretary of State of Indiana, the amendment to the Company's By-Laws and the offering, sale and issuance of the Class A Common hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body (other than in connection with certain state and federal securities laws) pursuant to, the Articles of Incorporation or By-Laws, or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company is subject or any agreement or instrument to which the Company is a party.

        5E.     Conduct of Business; Liabilities.  Attached hereto as Exhibit M is an unaudited consolidated balance sheet of the Company, the Sales Subsidiary
and the Operating Company as of May 31, 1994 (the "Balance Sheet").   The
Balance Sheet is accurate and complete in all material respects, is consistent with the books and records of the Company, the Sales Subsidiary and the Operating Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied. Except as set forth on the attached "Liabilities Schedule," none of the Company, the Sales subsidiary and the Operating Company has any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement and (iv) matters that, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the condition of the Company, the Operating Company and the Sales Subsidiary taken as a whole.

        5F.     No Material Adverse Change.  Since January 31, 1994, there has been no material adverse change in the business or prospects of the Company, the Sales Subsidiary or the Operating Company.

        5G.     Absence of Certain Developments.  Except as expressly
contemplated by this Agreement, reflected in the Balance Sheet or set forth on the attached "Developments Schedule," since their respective dates of formation, none of the Company, the Sales Subsidiary and the Operating Company has:

                (i) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                (ii) borrowed any amount or incurred or become subject to any material liabilities;

                (iii) mortgaged or pledged any of its properties or assets or subjected them to any material Lien, except Liens for current property taxes not yet due and payable and Liens under the Bank Agreement;

                (iv) sold, assigned or transferred any of its tangible assets;

                (v) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any Person;

                (vi) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Person; or

                (vii) made any Investment in or taken steps to incorporate any Subsidiary.

        5H.     Contracts and Commitments.

        (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule" or the attached "Employee Benefits Schedule," none of the Company, the Sales Subsidiary and the Operating Company is a party to or bound by any written or oral:

                (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $75,000 or contract relating to loans to officers, directors or Affiliates;

                (c) contract under which the Company, theSales Subsidiary or the Operating Company has advanced or loaned any other Person amounts in the aggregate exceeding $25,000;

                (d) agreement or indenture relating to borrowed money or other indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company, the Sales subsidiary or the Operating Company;

                (e)      guarantee of any obligation in excess of $25,000;

                (f) lease or agreement under which the Company, the Sales Subsidiary or the Operating Company is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $50,000;

                (g) lease or agreement under which the Company, the Sales Subsidiary or the Operating Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company, the Sales Subsidiary or the Operating Company;

                (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $100,000;

                (i) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Intellectual Property);

                (j) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights) with respect to any securities of the Company, the Sales Subsidiary or the Operating Company;

                (k)      sales or distribution agreement;

                (l) agreement with a term of more than six months which is not terminable by the Company, the Sales Subsidiary or the Operating Company upon less than 30 days notice without material penalty;

                (m) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

                (n) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $200,000 annually.

     (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable against the Company, the Sales Subsidiary or the Operating Company, as the case may be, in accordance with their respective terms, except as any of them may be affected by laws relating generally to the enforcement of creditors' rights and general principles of equity. The Company, the Sales Subsidiary and the Operating Company have performed all material obligations required to be performed by them heretofore under the contracts, agreements and instruments listed on the Contracts Schedule to which each is a party and are not in material default under or in material breach of nor in receipt of any claim of material default or material breach under any contract, agreement or instrument listed on the Contracts Schedule; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Company, the Sales Subsidiary or the Operating Company, as the case may be, under any contract, agreement or instrument listed on the Contracts Schedule; none of the Company, the Sales Subsidiary and the Operating Company has any present expectation or intention of not performing all such obligations; none of the Company, the Sales Subsidiary and the Operating Company has any knowledge of any breach or anticipated material breach by the other parties to any contract, agreement, instrument or commitment to which it is a party listed on the Contracts Schedule.

        5I.     Intellectual Property Rights.

        (i) The attached "Intellectual Property Schedule" contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or proposed to be used by the Company, the Sales Subsidiary or the Operating Company, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company, the Sales Subsidiary or the Operating Company, (c) unregistered trade names and corporate names owned or proposed to be used by the Company, the Sales Subsidiary or the Operating Company and (d) unregistered trademarks, service marks, copyrights and computer software owned or proposed to be used by the Company, the Sales Subsidiary or the Operating Company. The Intellectual Property Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company, the Sales Subsidiary or the Operating Company to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company, the Sales Subsidiary or the Operating Company with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the Intellectual Property Schedule, the Company, the Sales Subsidiary or the Operating Company owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the business of the Company, the Sales Subsidiary and the Operating Company as presently proposed to be conducted, free and clear of all Liens. Except as set forth on the Intellectual Property Schedule, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or proposed to be used by the Company, the Sales Subsidiary or the Operating Company would not reasonably be expected to have a material adverse effect on the conduct of the business of the Company, the Sales Subsidiary or the Operating Company, and no such loss or expiration is, to the best of the Company's knowledge, threatened or pending.

        (ii) Except as set forth on the Intellectual Property Schedule, (a) the Company, the Sales Subsidiary or the Operating Company owns all right, title and interest in and to or has the legal, valid and enforceable right to use all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens, (b) none of the Company, the Sales Subsidiary and the Operating Company has received any claims or demands asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the best of the Company's knowledge, there are no valid grounds for the same, (c) none of the Company, the Sales Subsidiary and the Operating Company has received any notices of, and neither is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company, the Sales Subsidiary or the Operating Company license any rights from a third party), (d) to the best of the Company's knowledge, the conduct of the business of the Company, the Sales Subsidiary and the Operating Company as currently proposed to be conducted will not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (e) to the best of the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company, the Sales Subsidiary or the Operating Company or currently proposed to be used by the Company, the Sales Subsidiary or the Operating Company have not been infringed, misappropriated or conflicted by other Persons.

        5J.     Litigation, etc.  Except as set forth on the attached
Litigation Schedule, there are no claims, actions or proceedings instituted, pending or, to the best of the Company's knowledge, threatened against or affecting the Company, the Sales Subsidiary or the Operating Company (or to the best of the Company's knowledge, instituted pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any of the foregoing with respect to the transactions contemplated by this Agreement); to the best of the Company's knowledge, none of the Company, the Sales Subsidiary and the Operating Company is subject to any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no valid basis for any of the foregoing. None of the Company, the Sales Subsidiary and the Operating Company is subject to any judgment, order or decree of any court or other governmental agency, and none of the Company, the Sales Subsidiary and the Operating Company has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

        5K.     Brokerage.  Except as set forth on the attached "Brokerage
Schedule," there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company, the Sales Subsidiary or the Operating Company. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

        5L.     Governmental Consent, etc.  Except as set forth on the attached
"Consents Schedule," no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or by the Company, the Sales Subsidiary or the Operating Company of the other agreements contemplated hereby, or the consummation by the Company, the Sales Subsidiary and the Operating Company of any other transactions contemplated hereby or thereby, except for any of the foregoing required for the physical construction, permitting or operation of the Project and except as expressly contemplated herein or in the exhibits or schedules hereto.

        5M.     Insurance.  The attached "Insurance Schedule" contains a
description of each insurance policy maintained by the Company, the Sales Subsidiary and the Operating Company with respect to its properties, assets and business, and each such policy is in full force and effect as of the Closing. None of the Company, the Sales Subsidiary and the Operating Company is in material default with respect to its obligations under any insurance policy maintained by it. Except as set forth on the Insurance Schedule, none the Company, the Sales Subsidiary and the Operating Company has any self-insurance programs,,

        5N.     Employees.  The Company is not aware that any executive or key employee of the Company, the Sales Subsidiary or the Operating Company or any group of employees of the Company, the Sales Subsidiary and the Operating Company has any plans to terminate employment with the Company. The Company, the Sales Subsidiary and the Operating Company have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes). Except as set forth on the attached "Employees Schedule," none of the Company, the Sales Subsidiary and the Operating Company, or, to the best of the Company's knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company, the Sales Subsidiary or the Operating Company, except for agreements between the Company, the Sales Subsidiary or the Operating Company and its present and former employees.

        5O.     Compliance with Law.  None of the Company, the Sales Subsidiary and the Operating Company has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations, business or prospects of the Company, the Sales Subsidiary or the Operating Company, and the Company has not received notice of any such violation. None of the Company, the Sales Subsidiary and the Operating Company is subject to any clean up liability, or has reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation.

        5P.     Affiliated Transactions.  Except for the Stockholders
Agreement, the Registration Agreement, the Escrow Agreement and the Employment Agreements and except as set forth on the attached "Affiliated Transactions Schedule," no officer, director, employee, shareholder or Affiliate of the Company, the Sales Subsidiary or the Operating Company, or (to the knowledge of the Company) any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company, the Sales Subsidiary or the Operating Company or has any interest in any property used by the Company, the Sales Subsidiary or the Operating Company.

        5Q.     Real Property Holding Corporation Status.  Since their
respective dates of incorporation, none of the Company, the Sales Subsidiary and the Operating Company has been, and as of the date of the Closing shall not be, a "United States real property holding corporation", as defined in Section 897(c) (2) of the Internal Revenue Code of 1986, as amended, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. None of the Company, the Sales Subsidiary and the Operating Company has any current plans or intentions which would cause the Company, the Sales Subsidiary or the Operating Company, as the case may be, to become a "United States real property holding company," and the Company and the Operating Company have filed with the United States Internal Revenue Service all statements, it any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

        5R.     Disclosure.  To the best of the Company's knowledge, neither this Agreement nor any of the exhibits, schedules or attachments hereto, nor any written statements, documents, certificates or other items delivered at the Closing to the Purchasers by or on behalf of the Company with respect to the transactions contemplated hereby, contain any untrue statement of a material fact; provided that with respect to the financial projections furnished to the Purchasers by the Company, the Company represents and warrants only that such projections were prepared in good faith based upon assumptions reasonably believed by the Company to be reasonable and fair as of the date the projections were prepared in the context of the Company's history and current and reasonably foreseeable business conditions. There is no fact which the Company has not disclosed to the Purchasers in writing and of which the Company is aware (other than general economic conditions) and which has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, customer or supplier relations, employee relations, business or prospects of the Company, the Sales Subsidiary or the Operating Company.

        5S.     Knowledge.  As used in this Section 5, the terms "best of
knowledge" or "aware" with reference to the Company shall mean and be limited to the actual knowledge or awareness of Keith E. Busse, Richard P. Teets, Jr. and Mark D. Millett or, in the cage of an Officer's Certificate, the individual signing such Officer's certificate.

        5T.     No Registration.  Assuming the truth and accuracy of the
representations set forth in Section 6 hereof and in separate investment letters to be delivered to the Company in connection herewith, the offers and sales of the Class A Common pursuant to the terms hereof are not required to be registered under the Securities Act or any state securities laws.

        Section 6. Purchasers' Representations and Warranties. Each Purchaser hereby represents and warrants, severally and not jointly, to the Company that:

        6A.     Organization, etc.  Such Purchaser is a corporation,
partnership, limited liability company or business trust, as the case may be, duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation. Such Purchaser Possesses all requisite power and authority to own such capital stock and to carry out the transactions contemplated by this Agreement.

        6B.     Authorization; No Breach.  The execution, delivery and
performance of this Agreement, the Registration Agreement, the Stockholders Agreement, the Escrow Agreement and all other agreements and transactions contemplated hereby and thereby to which such Purchaser is a party have been duly authorized by such Purchaser. This Agreement, the Registration Agreement, the Stockholders Agreement, the Escrow Agreement, and all of the other agreements contemplated hereby and thereby to which such Purchaser is a party each constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as any of them may be affected by laws relating generally to the enforcement of creditors' rights and general principles of equity. The execution and delivery by such Purchaser of this Agreement, the Registration Agreement, the Stockholders Agreement and all other agreements and instruments contemplated hereby to be executed by such Purchaser, and the fulfillment of and compliance with the respective terms hereof and thereof by such Purchaser, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, or

(iii) result in a violation of, the organizational documents of such Purchaser or any law, statute, rule, regulation, instrument, order, judgment or decree to which such Purchaser is subject or any agreement or instrument to which such Purchaser is a party.

        6C.     Hart-Scott-Rodino.  Either (i) no filing is or was required to be made by such Purchaser with the Federal Trade Commission or the Antitrust Division of the United States Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, with respect to the transactions contemplated hereby or, (ii) if such filing was required, the waiting period with respect thereto has expired or approval has been received.

        6D.     Investment Letters. Such Purchaser has executed and delivered to the Company a separate letter containing additional representations, warranties and covenants, upon which the Company is relying in entering into and performing its obligations under this Agreement.

        Section 7.  Covenants.

        7A.     Use of Proceeds.  The Company hereby agrees that the Company, the Sales Subsidiary and the Operating Company will apply the proceeds of the sale of Class A Common hereunder to finance the construction of the Project and for the working capital and other corporate needs of the Company, the Sales Subsidiary and the Operating Company.

        7B.     Hostile Acquisition.  The Company covenants to and in favor of
GECC that, so long as GECC owns at least five percent of the then outstanding Class A Common, the Company shall not, nor shall it permit any of its Subsidiaries to, without GECC's prior written consent, engage in any hostile transaction for the control of another company, whether by open market purchases of the capital stock of such company, by offer for the capital stock of such company or by solicitation of proxies or consents of the shareholders of such company.

        Section 8. Conditions of the Company's Obligations at the Closing. The obligation of the Company to perform at the Closing its obligations to be then performed is subject to the satisfaction as of the Closing of the following conditions:

        8A.     Representations and Warranties; Covenants.  The representations and warranties of the Purchasers contained in Section 7 hereof shall be true and correct in all material respects at and as of the Closing as though then made.

        8B.     Opinion of Counsel.  The Company shall have received Opinions of counsel to Keylock, Mazelina, and Heavy Metal, in form and substance reasonably satisfactory to the Company, as to (i) the status of Keylock, Mazelina and Heavy

Metal, respectively, as "accredited investors" as defined in Regulation D promulgated pursuant to the Securities Act, (ii) the due authorization, execution, delivery and performance by Keylock, Mazelina, and Heavy Metal of this Agreement, the Stockholders Agreement, the Escrow Agreement and the Registration Agreement and (iii) certain other matters.

        8C.     Investment Letters.  The Company shall have received from each
Purchaser the investment letter referenced in Section 6C hereof.

        8D.     Guarantys.  The Company shall have received the duly executed
Keylock Guaranty, the duly executed Mazelina Guaranty and the duly executed Heavy Metal Guaranty in form and substance acceptable to the Company.

        8E.     Agreements.  The parties thereto shall have entered into the
Escrow Agreement, the Stockholders Agreement and the Registration Agreement.

        Section 9. Definitions.

        "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the Ownership of voting securities, contract or otherwise.

        "Aggregate Actual Investment" means, for a Purchaser, the aggregate amount paid by such Purchaser, whether as capital contribution or as a payment of purchase price, required to be paid by such Purchaser pursuant to Sections 1B, 1C and 2A hereof.

        "Common Stock" means the Class A Common.

        "Default Number" means, for a Purchaser, the number of Total Shares of such Purchaser less (i) with respect to Purchasers other than Keylock, Mazelina and Heavy Metal, the Penalty Shares Retained of such Purchaser, and (ii) with respect to Keylock, Mazelina and Heavy Metal, the sum of (A) the Penalty Shares Retained by Keylock, Heavy Metal or Mazelina, as the case may be, and (B) with respect to Heavy Metal, 30,000; with respect to Keylock, 15,075; and with respect to Mazelina, 14,925.

        "Default Share Purchase Price" means, with respect to any transaction, a fraction (i) the numerator of which is the applicable Defaulted Contribution Amount and (ii) the denominator of which is the applicable Default Number.

        "Defaulted Contribution Amount" means the amount of the Additional Commitment of a Defaulting Purchaser which the Defaulting Purchaser fails to pay pursuant to Section 2A hereof.

        "Escrow Agreement" means the agreement by and among the Company and the Purchasers dated the date hereof with respect to the Class A Common purchased by the Purchasers or otherwise held by the other parties thereto.

        "Heavy Metal" means Heavy Metal, L.C., a Virginia limited liability company.

        "Heavy Metal Guaranty" means the guaranty or guarantys of the performance of Heavy Metal under Section 2 hereof.

        "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade names, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) computer software, data, data bases and documentation thereof,
(v) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vi) other intellectual property rights and (vii) copies and tangible embodiments thereof (in whatever form or medium, including, without limitation, negatives, plates and video and film masters).

        "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

        "Keylock" means Keylock Investments Limited, an Irish non-resident corporation.

        "Keylock Guaranty" means the guaranty or guarantys of the performance of Keylock under Section 2 hereof.

        "Liens" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

        "Management Stockholders" means Keith E. Busse, Richard P. Teets, Jr., Mark D. Millett and the Steel Ink Company and their respective Permitted Transferees.

        "Mazelina" means Mazelina Anstalt c/o Lic. Iur. Gertrude Beck, Liechtenstein, a Liechtenstein business trust.

        "Mazelina Guaranty" means the guaranty or guarantys of the performance of Mazelina under Section 2 hereof.

        "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

        "Operating Company" means Steel Dynamics, Inc., an Indiana corporation.

        "Penalty Shares" means, with respect to a Purchaser, the number set forth opposite such Purchaser's name as follows:

        Bain Capital Fund IV, L.P.                75,374
        Bain Capital Fund IV-B, L.P.              86,258
        BCIP Associates                           14,163
        BCIP Trust Associates, L.P.                4,814
        GECC                                     180,610
        Heavy Metal                              185,583
        Keylock                                   85,930
        Mazelina                                  85,070
        J.H. Whitney & Co.                         7,258
        Whitney 1990 Equity Fund, L.P.            29,033
        Low Cost Limited Partnership               5,000
        KLANS Associates                             907

        "Penalty Shares Retained" means, for a Purchaser, the product of (i) the Penalty Shares Retained Percentage for such Purchaser and (ii) the number of Penalty Shares of such Purchaser.

        "Penalty Shares Retained Percentage" means, for a Purchaser, the difference between (i) two times the Percentage Investment Made of such Purchaser and (ii) 100%.

        "Percentage Investment Made" means, for a Purchaser, the percentage determined by multiplying 100 by a fraction (i) the numerator of which is the Aggregate Actual Investment of such Purchaser and (ii) the denominator of which is the Total Required Investment of such Purchaser.

        "Permitted Transferee" means any transferee of Class A Common in a transfer permitted by clause (i) and clauses (iv) through (xiii) of Section 2(f) of the Stockholders Agreement.

        "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

        "Project" means the Company's 1.1 million ton thin slab cast mini-mill in Butler, Indiana.

        "Restricted Securities" means the Class A Common issued hereunder and any securities issued with respect to such Class A Common by way of any stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rules then in force) or (c) been otherwise transferred and new securities for them not bearing the Securities Act Legend set forth in Section 6 of the Stockholders Agreement have been delivered by the Company in accordance with Section 4B or 4D. Whenever any particular securities cease to be Restricted Securities, the holder thereof will be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act Legend of the character set forth in
Section 6 of the Stockholder.  Agreement.

        "Rule 144" means Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

        "Rule 144A" means Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

        "Sales Subsidiary" means Steel Dynamics Sales Corp., Inc., an Indiana corporation.

        "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

        "Securities and Exchange Commission" includes the United States government agency of that name and any governmental body or agency succeeding to the functions thereof.

        "Subsidiary" means the Sales Subsidiary, the Operating Company and any other corporation of which the securities having a majority of the ordinary voting power in electing the Board of Directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

        "Total Required Investment" means, with respect to a Purchaser, the amount set forth opposite such Purchaser's name as follows:

        Bain Capital Fund IV, L.P.       8,307,784
        Bain Capital Fund IV-B, L.P.     9,507,464
        BCIP Associates                  1,561,100
        BCIP Trust Associates, L.P.        530,600
        GECC                            19,906,949
        Heavy Metal                     19,535,000
        Keylock                          9,045,000
        Mazelina                         8,955,000
        J.H. Whitney & Co.                 800,000
        Whitney 1990 Equity Fund, L.P.   3,200,000
        Low Cost Limited Partnership       551,104
        KLANS Associates                   100,000

        "Total Shares" means, with respect to a Purchaser, the number set forth opposite such Purchaser's name as follows:

        Bain Capital Fund IV, L.P.        75,374
        Bain Capital Fund IV-B, L.P.      86,258
        BCIP Associates                   14,163
        BCIP Trust Associates, L.P.        4,814
        GECC                             180,610
        Heavy Metal                      215,583
        Keylock                          101,002
        Mazelina                          99,998
        J.H. Whitney & Co.                 7,258
        Whitney 1990 Equity Fund, L.P.    29,033
        Low Coat Limited Partnership       5,000
        KLANS Associates                     907

        "Warrant Holders" means the holders of warrants to purchase shares of Class A Common issued pursuant to the Subordinated Loan Agreement.

        Section 10. Miscellaneous.

        10A. Remedies. The holders of Class A Common acquired hereunder (directly or indirectly) will have all of the rights and remedies set forth in this Agreement and the Articles of Incorporation, and all of the rights and remedies which such holders have been granted at any time under any other agreement or contract, and all of the rights and remedies which such holders have under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.

        10B. Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision hereof shall be effective against the Company or the Purchasers unless such modification, amendment or waiver is approved in writing by Bain Capital Partners IV, L.P., GECC, Heavy Metal, Keylock, J.H. Whitney & Co., Whitney 1990 Equity Fund, L.P.; provided, however, that no such modification, amendment or waiver shall be effective against the Company without the approval of a majority of the Management Directors (as defined in the Stockholders Agreement). The failure of any party to enforce any provision of this Agreement or under any agreement contemplated hereby or under the Certificate of Incorporation or the By-Laws shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement, any agreement referred to herein, the Certificate of Incorporation, or the By-Law. in accordance with their terms.

        10C. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, regardless of any investigation made by the Company or any Purchaser or on its behalf.

        10D.  Successors and Assigns.

        (i) Except as otherwise expressly provided herein, all agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not, so long as such successors and assigns execute a counterpart hereof. In addition, the provisions of this Agreement which are for any Purchaser's benefit as the purchaser or holder of Class A Common, are also for the benefit of and enforceable by any subsequent Permitted Transferee of such Purchaser's Class A Common.

        (ii) If a sale, transfer, assignment or other disposition of any shares of Class A Common is made in accordance with the provisions of this Agreement to any Person and such shares remain Restricted Securities immediately after such disposition, such Person shall, at or prior to the time such shares are acquired, execute a counterpart of this Agreement with such modifications thereto as may be necessary to reflect such acquisition, and such other documents as are necessary to confirm such Person's agreement to become a party to, and to be bound by, all covenants, terms and conditions of this Agreement, the Stockholders Agreement and the Registration Agreement as theretofore amended.

        10E. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

        10F. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

        10G. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        10H. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Indiana, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Indiana or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Indiana.

        10I. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or received by certified mail, postage prepaid and return receipt requested, or sent by guaranteed overnight courier Service, charges prepaid. Notices, demands and communications will be sent to each Purchaser at such Purchaser's address as indicated in the

Company's books and records of the Company's transfer agent and registrar and to the Company at the address indicated below:

                Notices to the Company:

                Steel Dynamics Holdings, Inc.
                c/o Steel Dynamics, Inc.
                2780 Waterfront Parkway East Drive,
                Suite 325
                Indianapolis, IN  46214
                Attention:  Keith E. Busse


                With a copy to:

                Albert T. Adams, Esq.
                Baker & Hostetler
                3200 National City Center
                1900 East 9th Street
                Cleveland, OH 44114-3485

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

        10K. Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement shall bear its own expenses in connection with the negotiation, execution, delivery and enforcement hereof.

        10L. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and any other agreement or instrument executed in connection herewith or expressly referred to herein embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.


                                     *****

        IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the day and year first above written.

                                 STEEL DYNAMICS HOLDINGS, INC.

                                 By:         [SIG]
                                    ---------------------------------
                                    Name:
                                         ----------------------------
                                    Title:
                                           --------------------------


                                 BAIN CAPITAL FUND IV, L.P.

                                 By:     Bain Capital Partners IV, L.P.
                                 Its:    General Partner

                                   By:      Bain Capital Investors, Inc.
                                   Its:     General Partner

                                 By:         [SIG]
                                    ---------------------------------
                                    Name:
                                         ----------------------------
                                    Title:
                                           --------------------------


                                 BAIN CAPITAL FUND IV-B, L.P.

                                 By:     Bain Capital Partners IV, L.P.
                                 Its:    General Partner

                                   By:      Bain Capital Investors, Inc.
                                   Its:     General Partner

                                 By:         [SIG]
                                    ---------------------------------
                                    Name:
                                         ----------------------------
                                    Title:
                                           --------------------------


                                 BCIP ASSOCIATES

                                 By:         [SIG]
                                    ---------------------------------
                                    ______________, A General Partner

                                 BCIP TRUST ASSOCIATES, L.P.

                                 By:         [SIG]
                                    ---------------------------------
                                    ______________, A General Partner

                                 GENERAL ELECTRIC CAPITAL
                                 CORPORATION

                                 By:         [SIG]
                                    ---------------------------------
                                    Name:
                                         ----------------------------
                                    Title:
                                           --------------------------

                                 KEYLOCK INVESTMENTS LIMITED

                                 By:         [SIG]
                                    ---------------------------------

                                 MAZELINA ANSTALT c/o LIC. IUR.
                                 GERTRUDE BECK, LIECHTENSTEIN

                                 By:         [SIG]
                                    ---------------------------------

                                 J.H. WHITNEY & CO.

                                 By:         [SIG]
                                    ---------------------------------
                                    ______________, A General Partner

                                 WHITNEY 1990 EQUITY FUND, L.P.

                                 By:         [SIG]
                                    ---------------------------------
                                    ______________, A General Partner

                                 HEAVY METAL, L.C.

                                 By:   /s/ ROBIN K. KANNER
                                    ---------------------------------
                                    Name:  ROBIN K. KANNER
                                         ----------------------------
                                    Title: MEMBER
                                           --------------------------

                                 LOW COST LIMITED PARTNERSHIP

                                 By:     SMS Investors, Inc., general
                                         partner

                                       By:         [SIG]
                                          ---------------------------------


                                 KLANS ASSOCIATES

                                 By:         [SIG]
                                    ---------------------------------
                                         General Partner